Registration No. 333-______

     As filed with the Securities and Exchange Commission on March 28, 2002


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                             Northwest Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)


            Federal                                   23-2900888
-------------------------------------------------------------------------------
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                           Liberty and Second Streets
                           Warren, Pennsylvania 16365

                    (Address of Principal Executive Offices)

                            -----------------------

                             Northwest Bancorp, Inc.
                             2000 Stock Option Plan
                            (Full Title of the Plan)


                                   Copies to:
 William J. Wagner, President
 and Chief Executive Officer          Edward A. Quint, Esquire
 Northwest Bancorp, Inc.              Luse Lehman Gorman Pomerenk & Schick, P.C.
 Liberty and Second Streets           5335 Wisconsin Ave., N.W., Suite 400
 Warren, Pennsylvania 16365           Washington, D.C.  20015
 (814) 726-2140                       (202) 274-2000
 (Name, Address and Telephone
  Number of Agent for Service)


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.:



                         CALCULATION OF REGISTRATION FEE

===============================================================================================
     Title of         Amount to be     Proposed Maximum   Proposed Maximum      Amount of
 Securities to be    Registered (1)     Offering Price       Aggregate       Registration Fee
    Registered                             Per Share       Offering Price
-----------------------------------------------------------------------------------------------
Common Stock, par
  value $.10 per
      share        564,155 shares (2)     $12.35 (3)         $6,967,314            $641
-----------------------------------------------------------------------------------------------
Common Stock, par
  value $.10 per   235,845 shares (4)      $9.78 (5)         $2,306,564            $212
      share
-----------------------------------------------------------------------------------------------
      Total          800,000 shares                          $9,273,878            $853
===============================================================================================


_____________
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Northwest Bancorp, Inc. 2000 Stock Option Plan (the "Stock Option Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Northwest Bancorp, Inc. pursuant to 17 C.F.R. ss. 230.416(a).
(2) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Stock Option Plan.
(3) Determined by reference to the fair market value of the common stock on March 25, 2002, pursuant to 17 C.F.R.ss.230.457(c).
(4) Represents the number of shares currently reserved for issuance pursuant to options available for grant pursuant to the Stock Option Plan.
(5) Determined by the exercise price of options pursuant to 17 C.F.R.ss.230.457(h)(1).




     This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Stock Option Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The following documents previously or concurrently filed by Northwest Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

     a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (Commission File No. 0-23817) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, as subsequently amended by Form 10-Q/A, and the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, each filed pursuant to Section 13 of the Exchange Act;

     c) The Company's Current Reports on Form 8-K dated August 16, 2001, November 30, 2001 and January 31, 2002, each filed pursuant to Section 13 of the Exchange Act; and

     d) The description of the common stock of the Company in the Prospectus (Commission File No. 333-56859) originally filed by the Company under the Securities Act of 1933 with the Commission on August 24, 1998, and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to William
J. Wagner, President and Chief Executive Officer, Northwest Bancorp, Inc., Liberty and Second Streets, Warren, Pennsylvania 16365, telephone number (814) 726-2140.

        All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

        Not applicable.

Item 5.  Interests of Named Experts and Counsel

        None.

Item 6.   Indemnification of Directors and Officers

        Generally, federal regulations define areas for indemnity coverage for federal mid-tier holding companies, as follows:

     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the company shall be indemnified for:

           (i) Any amount for which that person becomes liable under a judgment in such action; and

           (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

     (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

             (i) Final judgment on the merits is in his or her favor; or

             (ii) In case of:

              a.   Settlement,
              b.  Final judgment against him or her, or
              c.  Final judgment in his or her favor, other than on the merits,

if a majority of the disinterested directors of the company determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the company. However, no indemnification shall be made unless the company gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

        (c) As used in this paragraph:

                    (i) "Action" means any judicial or administrative
               proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                    (ii) "Court" includes, without limitation, any court to
               which or in which any appeal or any proceeding for review is brought;

                    (iii) "Final Judgment" means a judgment, decree, or order
               which is not appealable or as to which the period for appeal has expired with no appeal taken;

                    (iv) "Settlement" includes the entry of a judgment by
               consent or confession or a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed.

        Not applicable.

Item 8.  List of Exhibits.

Regulation S-K                                      Reference to Prior Filing or
Exhibit Number                Document              Exhibit No. Attached Hereto

5     Opinion of Luse Lehman Gorman Pomerenk        Attached as Exhibit 5
      & Schick, P.C.

10.1  Northwest Bancorp, Inc. 2000 Stock Option Plan.       **

23.1  Consent of Luse Lehman Gorman Pomerenk       Contained in Exhibit 5
      & Schick, P.C.

23.2  Consent of KPMG LLP                          Attached as Exhibit 23.2

24    Power of Attorney                            Contained on Signature
Page

** Filed as exhibits to the Registrant's Proxy Statement relating to the Registrant's December 20, 2000 annual meeting of stockholders, filed with the Commission on November 21, 2000, which is incorporated herein by reference.

Item 9.  Undertakings

        The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plan; and

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit Number        Description

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

23.2                  Consent of KPMG LLP.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, Pennsylvania, on this 25th day of March, 2002.

                                  NORTHWEST BANCORP, INC.




                                  By:    \s\ William J. Wagner
                                             -----------------------------------
                                             William J. Wagner, President and
                                             Chief Executive Officer
                                             (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Northwest Bancorp, Inc. (the "Company"), hereby severally constitute and appoint William J. Wagner as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said William J. Wagner may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said William J. Wagner shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signatures                        Title                          Date



\s\ William J. Wagner        President, Chief Executive Officer  March 25, 2002
--------------------------
William J. Wagner            and Director
(Principal Executive Officer)

\s\ William W. Harvey, Jr.   Vice President Finance              March 25, 2002
--------------------------
William W. Harvey, Jr.        (Principal Financial and
                             Accounting Officer)

\s\ John O. Hanna            Chairman of the Board               March 25, 2002
--------------------------
John O. Hanna


\s\ Robert G. Ferrier        Director                            March 25, 2002
--------------------------
Robert G. Ferrier


\s\ Richard E. McDowell      Director                            March 25, 2002
--------------------------
Richard E. McDowell


\s\ Joseph T. Stadler        Director                            March 25, 2002
---------------------------
Joseph T. Stadler


\s\ Joseph F. Long           Director                            March 25, 2002
---------------------------
Joseph F. Long


\s\ A. Paul King             Director                            March 25, 2002
---------------------------
A. Paul King


\s\ Thomas K. Creal, III     Director                            March 25, 2002
---------------------------
Thomas K. Creal, III


\s\ Richard L. Carr          Director                            March 25, 2002
---------------------------
Richard L. Carr


\s\ John M. Bauer            Director                            March 25, 2002
---------------------------
John M. Bauer

                                    EXHIBIT 5

              OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.

                  [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.]





March 25, 2002                                                   (202) 274-2000

Board of Directors
Northwest Bancorp, Inc.
Liberty and Second Streets
Warren, Pennsylvania 16365

               Re: Northwest Bancorp, Inc. 2000 Stock Option Plan Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the issuance of Northwest Bancorp, Inc. (the "Company") common stock, par value $.10 per share (the "Common Stock"), pursuant to the Northwest Bancorp, Inc. 2000 Stock Option Plan (the "Stock Option Plan"). We have reviewed the Company's Charter, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, when issued in connection with the exercise of options granted pursuant to the Stock Option Plan, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                   Very truly yours,


                                    \s\ LUSE LEHMAN GORMAN POMERENK SCHICK
                                    ---------------------------------------
                                    LUSE LEHMAN GORMAN POMERENK SCHICK
                                    A Professional Corporation

                                  EXHIBIT 23.2

                               CONSENT OF KPMG LLP

                               [KPMG LLP Letterhead]


              Consent of Independent Certified Public Accountants



The Board of Directors
Northwest Bancorp, Inc.

        We consent to the use of our report dated July 20, 2001, with respect to the consoldiated statements of financial condition of Northwest Bancorp, Inc. as of June 30, 2001 and 2000 and the related consoldiated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 2001, incorporated by reference herein.


                                        /s/ KPMG LLP

Pittsburgh, Pennsylvania
March 27, 2002